UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 23, 2005

Date of Report (Date of earliest event reported)

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 962-2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 23, 2005, Spansion LLC (“Spansion LLC”), an indirect wholly owned subsidiary of Spansion Inc. (the “Company”), amended the leasing facility, dated as of September 30, 2005, by and between Spansion LLC and Banc of America Leasing & Capital, LLC (“BALC”), which provided for sale and lease-back financing transactions for certain semiconductor manufacturing equipment in the aggregate amount of approximately $75 million. The primary purposes of the amendment were to extend the terms of existing sale and lease-back transactions under the leasing facility from 42 to 46 months, and to provide for additional sale and lease-back financing transactions in the amount of approximately $26 million. BALC acted as the arranger for the transactions under the leasing facility.

Pursuant to the terms of the leasing facility, Spansion LLC will sell equipment to lessors and simultaneously lease the same equipment back from such lessors. The lease rental fees under the leasing facility are paid in consecutive monthly installments over the term of each sale and lease-back financing transaction. Also, pursuant to the terms of the leasing facility, Spansion LLC can extend individual leases or purchase the lessors’ respective rights, title and interest in the equipment if the lessor and Spansion LLC agree upon the extension or purchase terms not later than three months prior to the expiration of the lease term.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

10.1	(a)	Lease Agreement, dated as of September 30, 2005, between Spansion LLC, as Lessee, and Banc of America Leasing & Capital, LLC, as Lessor.

10.1	(b)	Amended Schedule to Lease Agreement (Schedule Number 15878-11500-001), dated as of September 30, 2005, between Spansion LLC, as Lessee, and General Electric Capital Corporation, as Lessor, as amended on December 23, 2005.

10.1	(c)	Amended Schedule to Lease Agreement (Schedule Number 15878-11500-002), dated as of September 30, 2005, between Spansion LLC, as Lessee, and Banc of America Leasing & Capital, LLC, as Lessor, as amended on December 23, 2005.

10.1	(d)	Amended Schedule to Lease Agreement (Schedule Number 15878-11500-003), dated as of September 30, 2005, between Spansion LLC, as Lessee, and Banc of America Leasing & Capital, LLC, as Lessor, as amended on December 23, 2005.

10.1	(e)	Amended Schedule to Lease Agreement (Schedule Number 15878-11500-004), dated as of October 30, 2005, between Spansion LLC, as Lessee, and General Electric Capital Corporation, as Lessor, as amended on December 23, 2005.

10.1	(f)	Amended Schedule to Lease Agreement (Schedule Number 15878-11500-005), dated as of October 30, 2005, between Spansion LLC, as Lessee, and ORIX Financial Services, Inc., as Lessor, as amended on December 23, 2005.

10.1	(g)	Amended Schedule to Lease Agreement (Schedule Number 15878-11500-006), dated as of October 30, 2005, between Spansion LLC, as Lessee, and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Lessor, as amended on December 23, 2005.

10.1	(h)	Amended Schedule to Lease Agreement (Schedule Number 15878-11500-007), dated as of November 28, 2005, between Spansion LLC, as Lessee, and Macquarie Electronics USA Inc., as Lessor, as amended on December 23, 2005.

10.1	(i)	Schedule to Lease Agreement (Schedule Number 15878-11500-008), dated as of December 21, 2005, between Spansion LLC, as Lessee, and Macquarie Electronics USA Inc., as Lessor.

10.1	(j)	Schedule to Lease Agreement (Schedule Number 15878-11500-009), dated as of December 21, 2005, between Spansion LLC, as Lessee, and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Lessor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANSION INC.

Date: December 23, 2005	By:	/s/ STEVEN J. GEISER
	Name:	Steven J. Geiser
	Title:	Corporate Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1(a)	Lease Agreement, dated as of September 30, 2005, between Spansion LLC, as Lessee, and Banc of America Leasing & Capital, LLC, as Lessor.

10.1(b)	Amended Schedule to Lease Agreement (Schedule Number 15878-11500-001), dated as of September 30, 2005, between Spansion LLC, as Lessee, and General Electric Capital Corporation, as Lessor, as amended on December 23, 2005.

10.1(c)	Amended Schedule to Lease Agreement (Schedule Number 15878-11500-002), dated as of September 30, 2005, between Spansion LLC, as Lessee, and Banc of America Leasing & Capital, LLC, as Lessor, as amended on December 23, 2005.

10.1(d)	Amended Schedule to Lease Agreement (Schedule Number 15878-11500-003), dated as of September 30, 2005, between Spansion LLC, as Lessee, and Banc of America Leasing & Capital, LLC, as Lessor, as amended on December 23, 2005.

10.1(e)	Amended Schedule to Lease Agreement (Schedule Number 15878-11500-004), dated as of October 30, 2005, between Spansion LLC, as Lessee, and General Electric Capital Corporation, as Lessor, as amended on December 23, 2005.

10.1(f)	Amended Schedule to Lease Agreement (Schedule Number 15878-11500-005), dated as of October 30, 2005, between Spansion LLC, as Lessee, and ORIX Financial Services, Inc., as Lessor, as amended on December 23, 2005.

10.1(g)	Amended Schedule to Lease Agreement (Schedule Number 15878-11500-006), dated as of October 30, 2005, between Spansion LLC, as Lessee, and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Lessor, as amended on December 23, 2005.

10.1(h)	Amended Schedule to Lease Agreement (Schedule Number 15878-11500-007), dated as of November 28, 2005, between Spansion LLC, as Lessee, and Macquarie Electronics USA Inc., as Lessor, as amended on December 23, 2005.

10.1(i)	Schedule to Lease Agreement (Schedule Number 15878-11500-008), dated as of December 21, 2005, between Spansion LLC, as Lessee, and Macquarie Electronics USA Inc., as Lessor.

10.1(j)	Schedule to Lease Agreement (Schedule Number 15878-11500-009), dated as of December 21, 2005, between Spansion LLC, as Lessee, and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Lessor.